Calculation of Filing Fee Tables
S-8
Nuvation Bio Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A common stock, par value $0.0001 per share, reserved for issuance pursuant to the Registrant's 2021 Equity Incentive Plan	Other	16,227,731	$ 5.26	$ 85,357,865.06	0.0001381	$ 11,787.92
2	Equity	Class A common stock, par value $0.0001 per share, reserved for issuance pursuant to the Registrant's 2021 Employee Stock Purchase Plan	Other	4,056,932	$ 4.48	$ 18,175,055.36	0.0001381	$ 2,509.98
Total Offering Amounts:						$ 103,532,920.42		$ 14,297.90
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 14,297.90
Offering Note
[1]	(1) Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant's Class A common stock ("Common Stock") that become issuable under the 2021 Equity Incentive Plan (the "2021 Plan") and the 2021 Employee Stock Purchase Plan (the "2021 ESPP") set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant's Common Stock. (2) Represents additional shares of Common Stock reserved for future issuance under the 2021 Plan. The 2021 Plan provides that an additional number of shares will automatically be added annually to the shares authorized for issuance under the 2021 Plan on January 1st of each year, for a period of not more than 10 years, commencing on January 1, 2022 and ending on (and including) January 1, 2031, in an amount equal to the lesser of (a) 4% of the total number of shares of capital stock outstanding on December 31st of the preceding calendar year and (b) a number of shares of Common Stock designated by action of the Registrant's board of directors prior to the first day of any calendar year. This filing covers the increase on January 1, 2025. (3) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and 457(h) promulgated under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are calculated using the average of the high and low prices of the Registrant's Common Stock as reported on the New York Stock Exchange on October 30, 2025.

[2]	(1) Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant's Class A common stock ("Common Stock") that become issuable under the 2021 Equity Incentive Plan (the "2021 Plan") and the 2021 Employee Stock Purchase Plan (the "2021 ESPP") set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant's Common Stock. (2) Represents additional shares of Common Stock reserved for future issuance under the 2021 ESPP. The 2021 ESPP provides that an additional number of shares will automatically be added annually to the shares authorized for issuance under the ESPP on January 1st of each calendar year, beginning on January 1, 2022 and ending on and including January 1, 2031, by the lesser of (a) 1% of the total number of shares of capital stock outstanding on December 31st of the preceding calendar year; (b) 9,500,708 shares of Common Stock and (c) a number of shares of Common Stock designated by action of the Registrant's board of directors prior to the first day of any calendar year. This filing covers the increase on January 1, 2025. (3) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and 457(h) promulgated under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are calculated using the average of the high and low prices of the Registrant's Common Stock as reported on the New York Stock Exchange on October 30, 2025, multiplied by 85%, which is the percentage of the price per share applicable to purchases under the 2021 ESPP.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A